Exhibit 99.1

AquaBounty Technologies Announces Results for the Quarter and Year Ended December 31, 2021

MAYNARD, Mass., March 10, 2022 -- AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter and Full Year 2021 Highlights and Recent Developments

•	Successfully launched the first commercial scale harvests and sales of the Company’s genetically engineered (“GE”) Atlantic salmon from both its Indiana and Rollo Bay farm sites in June.
•

Harvested 91 tons of GE Atlantic salmon and generated $340,900 in revenue from the sale of 101,700 pounds of salmon to customers during the fourth quarter. Harvest revenue for the full year 2021 totaled $783,000.

•	Sales of non-transgenic eggs and fry increased to $76,700 in the fourth quarter and totaled $391,800 for the full year.
•	Fortified balance sheet with $127.1 million in gross proceeds from the closing of an underwritten public offering of common stock in February 2021.
•	Received approval from the Board of the Toledo-Lucas County Port Authority for the issuance of up to $300 million in municipal bonds to support the construction financing for the planned Ohio farm.
•	Identified the appropriate metrics, initiated data collection and started the build-out of the platform necessary for our Environmental, Social, and Governance (“ESG”) integrated reporting capability.
•

Subsequent to year-end, commenced critical pre-construction activities for the Company’s Pioneer, Ohio farm site, including setting surveyor benchmarks, construction of roadways and preparing on-site energy infrastructure.

Management Commentary

“The fourth quarter of 2021 was highlighted by the continued ramp up of commercial production with the harvest and sale of our proprietary GE salmon at our Albany, Indiana and Prince Edward Island, Canada farms,” said Sylvia Wulf, Chief Executive Officer of AquaBounty. “During the quarter we harvested 91 tons of salmon, an 8% improvement over the third quarter, enabled by production capacity improvements and the hiring of additional staff. Commercial interest in our nutritious salmon, which is free of antibiotics and other contaminants, has been impressive and we continue to receive orders for the entire output from our farms.

“To meet the rising market demand for our GE salmon, we are highly focused on the start of construction of our transformational, next-generation 10,000 metric ton farm in Pioneer, Ohio. Pre-construction activities have already commenced, including the construction of roadways and on-site energy infrastructure, as well as the setting of surveyor’s benchmarks ahead of grading work. We will soon be announcing an official groundbreaking ceremony and expect construction to commence in early spring.  Our timeline for stocking our salmon eggs is still on track to occur in late 2023.

“As we have mentioned previously, the Toledo-Lucas County Port Authority has been extremely supportive of our Ohio farm and last November, its Board approved the issuance of up to $300 million in tax-exempt and taxable bonds to support our project. We expect to complete the bond placement process in the next three months with Wells Fargo Corporate and Investment Banking as our underwriter.

“Looking ahead, we are focused on continuing our momentum in increasing our harvest output, onboarding more new customers and growing our revenue. We are excited about commencing construction on our Ohio farm which is planned to generate roughly eight times the output capacity of our Indiana farm. As we begin this new year, we are extremely confident in the market acceptance of our salmon and will strive to create long term value for our shareholders,” concluded Wulf.

Financial Summary through December 31, 2021

•

Revenue for the year ended December 31, 2021 was $1.17 million, compared to $128 thousand for the year ended December 31, 2020. Harvests at the Indiana and PEI farms commenced in June 2021 and weekly output is ramping steadily.

•

Operating expenses for full year 2021 were $23.3 million, compared to $16.4 million in the prior year. The increase reflects the growth in headcount, production expenses and third-party processing and transportation costs at the farms, as well as increases in corporate and marketing expenses.

•	Net loss for the year ended December 31, 2021 was $22.3 million, compared to $16.4 million in the prior year.
•	Cash, cash equivalents, marketable securities and restricted cash totaled $191.2 million as of December 31, 2021, compared with $96.3 million as of December 31, 2020.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in aquaculture leveraging decades of technology expertise to deliver game-changing solutions that address food insecurity and climate change issues, while improving efficiency, sustainability and profitability. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, located in Indiana, United States and Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and other contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  Twitter,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the anticipated size of AquaBounty’s proposed facility in Ohio; production capacity; timing of construction, permits, regulatory approvals, or commercial stocking; cost of construction; amount to be invested in the project,  ability to produce eggs, fry, and broodstock; future revenue streams; onboarding customers, pricing and profitability.  The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “slated to,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether AquaBounty and its partners will consummate the proposed bond financing; the final terms of the financing, market and other conditions; the satisfaction of  closing conditions; the impact of the bond offering on AquaBounty’s financial condition, credit rating and stock price; whether AquaBounty will need to and be able to raise additional equity capital; whether AquaBounty will be able to service the bond commitments, be able to secure required regulatory approvals and permits, be able to profitably construct and operate the farm; AquaBounty’s business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally.  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the bonds described herein, nor shall there be any sale of these bonds in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Company Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Investor Relations:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 259-4987
AQB@mzgroup.us

AquaBounty Technologies, Inc.

Condensed Consolidated Balance Sheets

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$88,454,988	$95,751,160
Marketable securities	101,773,781	—
Inventory, net	1,259,910	1,525,377
Prepaid expenses and other current assets	1,536,484	405,370
Total current assets	193,025,163	97,681,907

Property, plant and equipment, net	33,815,119	26,930,338
Right of use assets, net	284,320	341,997
Intangible assets, net	231,842	245,546
Restricted cash	1,000,000	500,000
Other assets	79,548	76,715
Total assets	$228,435,992	$125,776,503

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$4,317,615	$1,176,802
Accrued employee compensation	874,589	583,301
Current debt	627,365	259,939
Other current liabilities	66,269	62,483
Total current liabilities	5,885,838	2,082,525

Long-term lease obligations	224,058	290,327
Long-term debt, net	8,523,333	8,528,490
Total liabilities	14,633,229	10,901,342

Commitments and contingencies (Note 10)

Stockholders' equity:
Common stock, $0.001 par value, 80,000,000 shares authorized at December 31, 2021 and
2020; 71,025,738 and 55,497,133 shares outstanding at December 31, 2021 and 2020, respectively	71,026	55,497
Additional paid-in capital	384,852,107	263,629,116
Accumulated other comprehensive loss	(255,588)	(267,258)
Accumulated deficit	(170,864,782)	(148,542,194)
Total stockholders' equity	213,802,763	114,875,161

Total liabilities and stockholders' equity	$228,435,992	$125,776,503

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

	Years ended December 31,
	2021	2020
Revenues
Product revenues	$1,174,832	$127,663

Costs and expenses
Product costs	10,786,072	6,680,012
Sales and marketing	1,261,764	533,428
Research and development	2,145,548	2,364,610
General and administrative	9,103,213	6,797,443
Total costs and expenses	23,296,597	16,375,493

Operating loss	(22,121,765)	(16,247,830)

Other income (expense)
Interest expense	(316,442)	(152,367)
Other income (expense), net	115,619	212
Total other income (expense)	(200,823)	(152,155)

Net loss	$(22,322,588)	$(16,399,985)

Other comprehensive income (loss):
Foreign currency	51,771	92,902
Unrealized losses on marketable securities	(40,101)	—
Total other comprehensive income	11,670	92,902

Comprehensive loss	$(22,310,918)	$(16,307,083)

Basic and diluted net loss per share	$(0.32)	$(0.45)
Weighted average number of common shares -
basic and diluted	69,428,061	36,347,398

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Operating activities
Net loss	$(22,322,588)	$(16,399,985)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	1,787,564	1,494,596
Share-based compensation	394,237	436,691
Other non-cash charge	17,386	44,339
Changes in operating assets and liabilities:
Inventory	267,833	(282,260)
Prepaid expenses and other assets	(1,138,691)	(74,621)
Accounts payable and accrued liabilities	230,712	145,607
Accrued employee compensation	291,288	346,812
Net cash used in operating activities	(20,472,259)	(14,288,821)

Investing activities
Purchases of property, plant and equipment	(5,668,696)	(3,975,135)
Deposits on equipment purchases	(45,111)	(349,847)
Proceeds from sale equipment	—	99,816
Purchases of marketable securities, net	(101,813,882)	—
Proceeds from legal settlement, net	—	1,014,008
Other investing activities	(11,010)	(27,253)
Net cash used in investing activities	(107,538,699)	(3,238,411)

Financing activities
Proceeds from issuance of debt	606,453	4,221,130
Payment of debt issuance costs	—	(91,620)
Repayment of term debt	(272,102)	(70,826)
Proceeds from the issuance of common stock, net	119,120,437	104,625,615
Proceeds from the exercise of stock options and warrants	1,723,846	2,318,709
Net cash provided by financing activities	121,178,634	111,003,008

Effect of exchange rate changes on cash, cash equivalents and restricted cash	36,152	(23,360)
Net change in cash, cash equivalents and restricted cash	(6,796,172)	93,452,416
Cash, cash equivalents and restricted cash at beginning of period	96,251,160	2,798,744
Cash, cash equivalents and restricted cash at end of period	$89,454,988	$96,251,160

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$88,454,988	$95,751,160
Restricted cash	1,000,000	500,000
Total cash, cash equivalents and restricted cash	$89,454,988	$96,251,160

Supplemental disclosure of cash flow information and
non-cash transactions:
Interest paid in cash	$299,056	$114,893
Property and equipment included in accounts payable and accrued liabilities	$2,926,016	$23,600